Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-15651) of Virtus Investment Partners, Inc. of our report dated March 5, 2010 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 5, 2010

Hartford, Connecticut